UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 3, 2015 (August 28, 2015)

SRA International, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number

333-83780

Virginia	54-1013306
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

4300 Fair Lakes Court, Fairfax, Virginia	22033
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 803-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 31, 2015, SRA International, Inc. (“SRA” or the “Company”) announced that it had entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 31, 2015, with SRA Companies, Inc., a Delaware corporation and a direct parent of SRA (“SRA Parent”), Computer Sciences Corporation (“CSC”), a Nevada corporation, Computer Sciences Government Services Inc., a Nevada corporation and a direct, wholly owned subsidiary of CSC (“ Computer Sciences GS”), Star Second Merger Sub LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of Computer Sciences GS (“Merger Sub LLC”), Star First Merger Sub Inc., a Delaware corporation and a direct, wholly owned subsidiary of Computer Sciences GS (“Merger Sub Inc.”), and certain stockholders of SRA Parent.

The following descriptions of the Merger Agreement, and the transactions contemplated thereby, are included to provide you with information regarding their terms. They do not purport to be a complete description and are qualified in their entirety by reference to the full text of such agreements, which are attached hereto as Exhibit 2.1 and incorporated herein by reference.

Merger Agreement

The Merger Agreement provides that Merger Sub Inc. will merge with and into SRA Parent (the “First Merger”), with SRA Parent surviving the First Merger, and immediately after the First Merger, SRA Parent will merge with and into Merger Sub LLC (the “Second Merger” and, together with the First Merger, the “Mergers”), with Merger Sub LLC surviving the Second Merger. As a result of the Mergers, SRA Parent will become a direct wholly owned subsidiary of Computer Sciences GS.

The Mergers will occur following the consummation by CSC of an internal reorganization (the “Internal Reorganization”), the distribution by CSC to the CSC stockholders of all of the issued and outstanding shares of common stock of Computer Sciences GS (the “Distribution” and, together with the Internal Reorganization, the “Separation”), and the payment by Computer Sciences GS of a special cash dividend in an aggregate amount of no more than $1,500,000,000 to CSC or to the stockholders that receive shares of common stock of Computer Sciences GS in the Distribution (the “Special Dividend”), all pursuant to a Master Separation and Distribution Agreement to be entered into by and between CSC and Computer Sciences GS (the “Distribution Agreement”) and certain ancillary agreements to be entered by and between CSC and Computer Sciences GS in connection with the Separation (collectively, and together with the Distribution Agreement, the “Separation Agreements”).

At the effective time of the First Merger, all of the outstanding shares of SRA Parent common stock will be automatically converted into the right to receive, in the aggregate, merger consideration consisting of (i) $390,000,000.00 in cash and (ii) shares of Computer Sciences GS common stock representing in the aggregate approximately 15.32% of the total number of shares of Computer Sciences GS common stock outstanding immediately after the effective time of the First Merger (the “Merger Consideration”). The cash and stock portions of the Merger Consideration will be allocated among the stockholders and optionholders of SRA Parent on a pro rata basis (based on the number of shares and options held by them immediately prior to the effective time of the First Merger), except that the Merger Consideration received by certain of the SRA Parent stockholders and the holders of unvested performance-based options will consist solely of shares of Computer Sciences GS common stock.

The consummation of the Mergers is subject to, among other conditions, (i) the completion of the Separation and payment of the Special Dividend, (ii) the expiration of the applicable waiting period under the HSR Act, (iii) the effectiveness of the registration statement to be filed with the SEC and the approval for listing on the NYSE or the NASDAQ Global Market of the shares of Computer Sciences GS common stock to be issued in the Distribution and the Mergers, (iv) the entry by Computer Sciences GS into definitive agreements providing for debt financing of the transactions, (v) the accuracy of the parties’ representations and warranties and the performance of their respective covenants contained in the Merger Agreement, and (vi) certain other customary conditions.

The Merger Agreement contains customary representations, warranties and covenants, including a covenant for CSC and Computer Sciences GS to use commercially reasonable efforts to consummate and make effective the Separation and payment of the Special Dividend contemplated by the Distribution Agreement in accordance with its terms prior to April 1, 2016.

The Merger Agreement contains certain termination rights for both SRA Parent and CSC. The Merger Agreement further provides that, if the Separation is not completed in accordance with the terms and conditions of the Separation Agreements on or before April 1, 2016, a termination fee of $100,000,000 may be payable by CSC to SRA Parent upon termination of the Merger Agreement under specified circumstances.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Separation Agreement with William L. Ballhaus

William L. Ballhaus, the Company’s Chief Executive Officer, will be departing from SRA effective as of 11:59 p.m. on the day preceding the Closing Date. In connection with SRA’s entry into the Merger Agreement, SRA and Dr. Ballhaus have entered into a Separation Agreement and Release, dated as of August 28, 2015, which evidences the parties’ rights and obligations with respect to Dr. Ballhaus’ termination under his employment agreement with SRA, dated as of July 20, 2011 (the “Employment Agreement”). The treatment of Dr. Ballhaus’ equity compensation under the Merger Agreement will be substantially the same as all other employees of the Company. In connection with his departure, and consistent with the Employment Agreement, Dr. Ballhaus will receive severance pay consisting of (1) three times his base salary and target bonus, payable over twenty-four months following closing, plus (2) a pro rata target bonus and (3) 18 months of continued medical coverage at active-employee rates. Following his departure, Dr. Ballhaus will be subject to the covenants included in his Employment Agreement, which include restrictive covenants relating to confidentiality, noncompetition and nonsolicitation of customers and employees, and the provision of a general release of claims.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

Exhibit 2.1	Agreement and Plan of Merger, dated as of August 31, 2015, by and among Computer Sciences Corporation, Computer Sciences Government Services Inc., Star First Merger Sub Inc., Star Second Merger Sub LLC, SRA Companies, Inc., SRA International Inc., and certain enumerated stockholders of SRA Companies, Inc.

Exhibit 10.1	Separation Agreement and Release, dated as of August 28, 2015, by and between William Ballhaus and SRA Companies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SRA INTERNATIONAL, INC.

By:	/s/ WILLIAM L. BALLHAUS
	Name:	William L. Ballhaus
	Title:	President & Chief Executive Officer

Date: September 3, 2015

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 2.1	Agreement and Plan of Merger, dated as of August 31, 2015, by and among Computer Sciences Corporation, Computer Sciences Government Services Inc., Star First Merger Sub Inc., Star Second Merger Sub LLC, SRA Companies, Inc., SRA International Inc., and certain enumerated stockholders of SRA Companies, Inc.

Exhibit 10.1	Separation Agreement and Release, dated as of August 28, 2015, by and between William Ballhaus and SRA Companies, Inc.